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                                                                   EXHIBIT 10.64
                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made as of this 14th day of June, 1999 by and among TA MergerCo, Inc., a Delaware corporation ("MergerCo" or the "Company"), each of the Persons listed on the signature pages attached hereto, and each of the other Persons who hereafter agree to become party to and bound by this Agreement (collectively the "Stockholders").

         WHEREAS, MergerCo has been formed for the purpose of merging (the "Merger") with and into Physicians' Specialty Corp., a Delaware corporation ("Target") pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among MergerCo and Target, as amended from time to time (the "Merger Agreement").

         WHEREAS, by virtue of the Merger, Target will become the successor to all of the rights, interests, duties and obligations of MergerCo, including, without limitation, those arising under this Agreement, and after the Merger, Target shall be deemed to be a party to this Agreement and all references in this Agreement to MergerCo or the "Company" shall be deemed to be references to Target.

         WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of establishing the registration rights of the Stockholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

                  "COMMON STOCK" shall mean the Company's Common Stock, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.


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                  "COMMON STOCKHOLDER SHARES" shall mean Stockholder Shares
which are (i) Common Stock, (ii) warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible, and (iii) stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable (including, without limitation, the Convertible Preferred Stock). As to any particular Common Stockholder Shares, such shares shall cease to be Common Stockholder Shares when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary. References in this Agreement to a majority of, or a certain percentage of, the Common Stockholder Shares, shall be deemed to be references to a majority of the Common Stock represented by the Common Stockholder Shares or a certain percentage of the Common Stock represented by the Common Stockholder Shares, calculated on a fully-diluted basis, as applicable.

                  "CONVERTIBLE PREFERRED STOCK" shall mean the Company's Convertible Participating Preferred Stock, par value $.001 per share.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "INITIAL PUBLIC OFFERING" means the consummation of the Company's first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act, other than on Forms S-4 or S-8 of their then equivalents, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Common Stock shall be publicly held.

                  "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

                  "PRINCIPAL MANAGEMENT STOCKHOLDERS" shall mean all Stockholders who are not TA Investors and who beneficially own at least 2.5% of the outstanding Stockholder Shares (as reflected in the stock record books of the Company) after the effective date of the Merger.

                  "PUBLIC SALE" shall mean any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "QUALIFIED PUBLIC OFFERING" shall have the meaning set forth in the Company's Amended and Restated Certificate of Incorporation (the "Charter").

                  "REGISTRABLE SECURITIES" shall mean any shares of Common Stock held by a Stockholder or subject to acquisition by a Stockholder upon conversion of Common Stockholder Shares, as applicable, including any shares issued by way of a stock dividend or stock split or in


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connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if a TA Investor owns Convertible Preferred Stock, the TA Investor may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Convertible Preferred Stock to be converted to Common Stock until and unless such closing occurs, it being understood that the Company shall at the request of the relevant TA Investor effect the reconversion of Common Stock to Convertible Preferred Stock if such a conversion occurs notwithstanding the foregoing and a public offering does not close; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an opinion of counsel to the Company), shall not be deemed Registrable Securities.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "STOCKHOLDER SHARES" shall mean (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then exercisable or convertible, and (iii) any stock or other securities which are convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then convertible or exchangeable, (iv) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary.

                  "SUBSIDIARY" OR "SUBSIDIARIES" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.




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                  "TA INVESTORS" means the Stockholders identified as such on the signature pages hereto and their Affiliates.

         2. OPTIONAL REGISTRATIONS. If at any time or times after an Initial Public Offering and for a period of six (6) years thereafter, the Company shall seek to register any shares of its capital stock or securities convertible into capital stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders of the Company (a "secondary offering"), or both (together an "underwritten public offering"), the Company will promptly give written notice thereof to each Stockholder (including any Permitted Transferee thereof as defined in that certain Stockholders Agreement, dated as of the date hereof, by and among the parties hereto) holding Registrable Securities (individually, a "Holder" and collectively, the "Holders"). If within ten (10) days after receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within ten (10) days after their receipt of the notice given by the Company; provided, however, that if the Company determines at any time not to pursue an underwritten public offering of its securities, then it shall give prompt written notice of such determination to each Holder requesting registration hereunder, and the Company shall thereafter be relieved of its obligation to register any Registrable Securities pursuant to this Section 2 until such time as it shall again decide to pursue an underwritten public offering. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares that may be included in the registration on behalf of the Holders shall be allocated among the Holders or the holders of any other registration rights in proportion, as nearly as practicable, to the respective holdings of Registrable Securities of all Holders requesting registration. The provisions of this Section 2 will not apply to a registration statement on Form S-8 or Form S-4 (or any successor forms) or a registration effected solely to implement (i) an employee benefit plan, or (ii) a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable.

         3.       REQUIRED REGISTRATIONS.

                  (A) DEMAND REGISTRATION. On one occasion beginning at any time after the Company's Initial Public Offering, or in the case of a Principal Management Stockholder beginning after (i) a Qualified Public Offering; (ii) the redemption for cash of all of the Redeemable Preferred Stock (as defined in the Charter) then outstanding in accordance with the terms of the Charter and (iii) the sale, transfer or other disposition of at least 50% of the Convertible Preferred Stock held by the TA Investors as of the effective date of the Merger



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(clauses (i), (ii) and (iii) collectively, the "Management Stockholders Demand
Right Trigger"), and within a period of six (6) years thereafter, a TA Investor or the TA Investors, or a Principal Management Stockholder or the Principal Management Stockholders (such TA Investors and Principal Management Stockholders shall hereafter be sometimes referred to individually as a "Demand Holder," and collectively as the "Demand Holders"), holding at least 50% of the Registrable Securities held by the TA Investors or Principal Management Stockholders, respectively, may require the Company to register under the Securities Act all or a portion of the Registrable Securities held by such requesting Demand Holder; provided, however, that the Company shall have no obligation to effect a registration of its securities pursuant to this Section 3(a) unless the shares to be included therein shall in the aggregate consist of at least 150,000 Registrable Securities (as adjusted for stock splits, stock dividends or other similar events).

                  (B) FORM S-3. Commencing one (1) year after an Initial Public Offering (or such shorter period as Form S-3 may otherwise permit), or in the case of a Principal Management Stockholder one (1) year after the Management Stockholders Demand Right Trigger, and for a period of six (6) years thereafter, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. Subject to the conditions set forth in Section 3(a) above, a TA Investor or the TA Investors or a Principal Management Stockholder or the Principal Management Stockholders holding at least 50% of the Registrable Securities held by the TA Investors or Principal Management Stockholders, respectively, may request not more than three (3) registrations on Form S-3 (or any successor form) per year for the Registrable Securities held by such requesting Demand Holder, including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Demand Holder.

                  (C) REGISTRATION REQUIREMENTS. Following a request pursuant to Sections 3(a) or 3(b) above, the Company will notify all of the Holders who would be entitled to notice of a proposed registration under Section 2 above and any other holder of piggyback registration rights of its receipt of such request from such Demand Holder. Upon the written request of any such Holder or other holder of the Company's securities delivered to the Company within twenty (20) days after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in Section 2 above, or (ii) use its commercially reasonable efforts to cause such of the Registrable Securities as may be requested by any Holders and any other holders of piggyback registration rights to be registered under the Securities Act in accordance with the terms of this
Section 3.

                  (D) LIMITATIONS ON REGISTRATION OBLIGATIONS. The Company shall not be obligated to effect more than one (1) registration statement pursuant to
Section 3(a) or more than three (3) registration statements per year pursuant to
Section 3(b) for each of the TA Investors and Principal Management Stockholders as a group. The Company shall not be obligated to effect any registration on Form S-3 pursuant to Section 3(b) if Form S-3 is not available for such offering by the Holders; provided, however, that in this event the Company shall be obligated to effect



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such registration on either Form S-1 or S-2, and such registration shall not be counted as a registration pursuant to Section 3(a) for purposes of the limitations set forth in Section 3(a) or in the first sentence of this Section 3(d). The Company may postpone the filing or the effectiveness of any registration statement pursuant to Sections 3(a) or 3(b) for a reasonable period of time, provided that such postponements shall not exceed one hundred twenty
(120) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or the Company would be required to include in such registration statement financial statements and/or other information concerning the business of any other party to such financing, acquisition or other corporate transaction that is not yet then available or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

         4. FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                  (A) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders reasonably satisfactory to the TA Investors in connection with any registrations pursuant to Section 2 or reasonably satisfactory to the requesting Demand Holder in connection with any registration pursuant to Section 3;

                  (B) Use its commercially reasonable efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) diligently to prepare and file with the SEC a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective for at least 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, or until there are no longer any Registrable Securities issued and outstanding, whichever first occurs, and to comply in all material respects with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                  (C) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

                  (D) Enter into any reasonable underwriting agreement required by the proposed underwriter (which underwriter shall be selected by the Company and shall be reasonably satisfactory to the selling Demand Holders in connection with any registration requested pursuant to Section 3), if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than (i) with respect to its title to the Registrable Securities; (ii) with respect to any written information



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provided by such Holder to the Company and (iii) representations and warranties of selling stockholders customarily contained in agreements of this type, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus, customarily contained in agreements of this type;

                  (E) Use its commercially reasonable efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

                  (F) Immediately notify each selling Holder, at any time when a prospectus relating to his Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (G) Use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

                  (H) Use its commercially reasonable efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its Holders, in each case as soon as practicable, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

                  (I) In the event of an underwritten public offering, use its commercially reasonable efforts to obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement and at the time of delivery of any Registrable Securities sold pursuant thereto, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters delivered in connection with underwritten public offerings; and

                  (J) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed



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and delivered all documents reasonably necessary to effect the registration of any Registrable Securities under this Agreement.

         5.       INDEMNIFICATION; CONTRIBUTION.

                  (A) Incident to any registration statement referred to in this Agreement, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, reasonable attorney's fees and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (y) any omission or alleged omission to state in such document a material fact required to be stated in it, in light of the circumstances under which it was made, or necessary to make the statements in it not misleading, or (z) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to an untrue statement or omission or alleged untrue statement or omission made in reliance upon the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. The Company shall not be obligated hereunder to indemnify any Holder for any amount paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5 exceed the lesser of (x) that proportion of the total of such



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losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (y) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

                  (B) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (x) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the lesser of (x) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (y) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (C) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be


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deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this
Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

                  (D) NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations set forth in this Section 5 would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (x) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (y) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of one (1) separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

                  (E) PROSPECTUS DELIVERY. The foregoing indemnity agreements of the Company and Selling Holders are subject to the condition that, insofar as they relate to any misstatement or omission in a preliminary prospectus that was eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         6. RULE 144 AND RULE 144A REQUIREMENTS. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

         7. "MARKET STAND-OFF" AGREEMENT. In connection with any underwritten public offering by the Company, the Stockholders, if requested in good faith by the Company and the managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement; provided, however that in no event shall such period exceed 180 days; and provided further that such agreement shall not be required unless all officers and directors and two percent (2%) or greater stockholders of the Company and all other persons with registration rights enter into similar agreements. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Stockholder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         8. WAIVER; AMENDMENTS. For purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the written consent of the Company and the holders of not less than a majority of the outstanding Common Stockholder Shares; provided, however, that any party may waive any provision hereof intended for its benefit by written consent; and provided further, however, that any amendment that would adversely effect any Stockholder that is not a TA Investor shall require the consent of Principal Management

Stockholders holding a majority of the Stockholder Shares held by the Principal Management Stockholders.


         9.       MISCELLANEOUS.

                  (A) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (B) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (C) SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them.

                  (D) COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  (E) REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  (F) NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail (return receipt requested and postage prepaid),
(iii) sent by reputable overnight courier service (charges prepaid), or (iv) sent by facsimile, in each case, to the Company at the address set forth below and to any other recipient at the address indicated on the Notices Schedule attached hereto, or if such recipient is not listed on the Notices Schedule attached hereto, at the address indicated by the Company's records. Any Person may change its address for purposes of this Agreement by providing prior notice of such change to the other parties hereto in accordance with this Section. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) three days after being mailed, (iii) one day after deposit with a reputable overnight courier service, or (iv) in the cases of notices sent by facsimile, when receipt is acknowledged. The Company's address is:

                  Physicians' Specialty Group
                  The Pavilion at Lake Hearn
                  1150 Lake Horn Drive, Suite 640
                  Suite 64D
                  Atlanta, GA 30342
                  Attention:       Ramie A. Tritt
                                   President and Chairman
                  Facsimile: (404) 250-0162

The TA Investors' address is:

                  c/o TA Associates, Inc.
                  High Street Tower, Suite 2500
                  125 High Street
                  Boston, MA  02110
                  Attention:   Richard Tadler
                               David S.B. Lang
                  Facsimile:  (617) 574-6728

                  With a copy to:

                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, Massachusetts  02109
                  Attn:    Kevin M. Dennis, Esq.
                           Joseph L. Johnson III, P.C.
                  Facsimile:  (617) 523-1231

                  (G) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (H) DISPUTE RESOLUTION. All disputes, claims, or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS/Endispute, Inc. or its successor. The arbitration shall be held in

Boston, Massachusetts before a single arbitrator, acceptable to the holders of a majority of the Common Stockholder Shares, and shall be conducted in accordance with the rules and regulations promulgated by JAMS/Endispute, Inc. unless specifically modified herein.

         Whenever a party shall decide to initiate arbitration proceedings it shall first give written notice of its intent to do so to all other parties hereto. The parties covenant and agree that during the sixty (60) day period following such notice, they shall make good faith efforts to resolve the dispute without arbitration; provided, that if such dispute cannot be resolved within such sixty (60) day period, then the arbitration shall commence upon termination of such sixty (60) day period.

                  (I) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (J) CONSTRUCTION. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

                  (K) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (L) TERMINATION. This Agreement becomes effective upon the Effective Time of the Merger (as defined in the Merger Agreement) and shall terminate and be of no further force and effect upon the termination of the Merger Agreement pursuant to Section 9.1 thereof.




                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.


                             COMPANY:

                             TA MERGERCO, INC.


                             By:   /s/ Richard Tadler
                                 --------------------------------------------
                                 Name: Richard Tadler
                                 Title: President and Chief Executive Officer



                             TA INVESTORS:

                             TA/ADVENT VIII, L.P.

                             By:  TA Associates VIII LLC, its General Partner

                                  By: TA Associates, Inc., its General Partner

                                  By:   /s/ Richard Tadler
                                      ----------------------------------------
                                      Richard Tadler
                                      Managing Director


                             TA/ATLANTIC AND PACIFIC IV, L.P.

                             By:  TA Associates AP IV, L.P. its General
                                  Partner

                                  By: TA Associates, Inc., its General Partner

                                      By:   /s/ Richard Tadler
                                          ------------------------------------
                                          Richard Tadler
                                          Managing Director

                             TA INVESTORS, LLC

                             By:  TA Associates, Inc., its Manager

                                  By:   /s/ Richard Tadler
                                      -----------------------------------------
                                      Richard Tadler
                                      Managing Director


                             TA EXECUTIVES FUND, LLC

                             By:  TA Associates, Inc., its Manager

                                  By:   /s/ Richard Tadler
                                      -----------------------------------------
                                      Richard Tadler
                                      Managing Director

                      [STOCKHOLDER SIGNATURE PAGES OMITTED]

                                 NOTICE SCHEDULE